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                                CONTRACT SCHEDULE
                  GUARANTEED MINIMUM DEATH BENEFIT(GMDB) RIDER

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
EFFECTIVE DATE:                            [May 15,2008]

GMDB RIDER CHARGE:                         [0.65%]

LAST HIGHEST ANNIVERSARY DATE:             [Owner's (or oldest Joint Owner's or Annuitant's if owner
                                           is a non-natural person) [81st] birthday]

ANNUAL INCREASE ACCUMULATION RATE:         [6%]

LAST INCREASE DATE:                        [Owner's (or oldest Joint Owner's or Annuitant's if owner
                                           is a non-natural person) [91st] birthday]

DOLLAR-FOR-DOLLAR WITHDRAWAL PERCENTAGE:   [6.00%]

GMDB FIRST OPTIONAL STEP-UP DATE:          [1st Anniversary following the Effective Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD:      [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:              [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:           [1.50%]

ALLOCATION, TRANSFERS AND REBALANCING
-------------------------------------
LIMITS:
------

     GMDB SUBACCOUNTS:                     [Metlife Defensive Strategy Portfolio, Metlife Moderate
                                           Strategy Portfolio, Metlife Balanced Strategy Portfolio,
                                           Metlife Growth Strategy Portfolio]

     PLATFORM 1 MINIMUM PERCENTAGE:        [2O%]

     PLATFORM 1 SUBACCOUNTS:               [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 2 MAXIMUM PERCENTAGE:        [80%]

     PLATFORM 2 SUBACCOUNTS:               [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 3 MAXIMUM PERCENTAGE:        [10%]

     PLATFORM 3 SUBACCOUNTS:               [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

     PLATFORM 4 MAXIMUM PERCENTAGE:        [10%]

     PLATFORM 4 SUBACCOUNTS:               [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]
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